                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box: X

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    AXT, INC.

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)    Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------
        2)    Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
        4)    Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
        5)    Total fee paid:

              ------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

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        2)    Form, Schedule or Registration Statement No.:

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        3)    Filing Party:

              ------------------------------------------------------------------
        4)    Date Filed:

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

                                   AXT, INC.
                             4281 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA 94538


                                                                  April 18, 2001


To our stockholders:

     You are cordially invited to attend the annual meeting of stockholders of AXT, Inc. on May 22, 2001 at 10:00 a.m. Pacific Daylight Time, at 4281 Technology Drive, Fremont, California 94538.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2000 AXT, Inc. Annual Report, which includes audited financial statements and certain other information.

     It is important that you use this opportunity to take part in the affairs of AXT, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Morris S. Young
                                          Morris S. Young
                                          President and Chief Executive Officer

                                   AXT, INC.
                             4281 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA 94538

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2001

Dear Stockholder:

     You are invited to attend the annual meeting of stockholders of AXT, Inc., which will be held on May 22, 2001 at 10:00 a.m., Pacific Daylight Time, at 4281 Technology Drive, Fremont, California 94538, for the following purposes:

     1. To elect one Class III director to hold office for a three-year term and until his successor is elected and qualified.

     2. To consider an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 70,000,000.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 6, 2001, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 4281 Technology Drive, Fremont, California 94538.

                                          By order of the board of directors,

                                          /s/ DONALD L. TATZIN
                                          Donald L. Tatzin
                                          Secretary


April 18, 2001

Fremont, California

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                   AXT, INC.
                             4281 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA 94538

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


     The accompanying proxy is solicited by the board of directors of AXT, Inc., a Delaware corporation ("AXT" or the "Company"), for use at the annual meeting of stockholders to be held May 22, 2001, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this proxy statement is April 18, 2001, the approximate date on which this proxy statement and the accompanying form of proxy were first sent or given to stockholders.


                              GENERAL INFORMATION

     Annual Report. An annual report for the year ended December 31, 2000, is enclosed with this proxy statement.

     Voting Securities. Only stockholders of record as of the close of business on April 6, 2001, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 22,553,967 shares of our common stock, par value $.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Stockholders may vote in person or by proxy. Each stockholder of record as of that date is entitled to one vote for each share of common stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of our capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Our Series A preferred stock is not entitled to vote on any matter to be voted on by the stockholders of the Company, except as otherwise required by law.

     Solicitation of Proxies. The Company will bear the cost of soliciting proxies. We will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Regan & Associates, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $7,000.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company at our principal offices at 4281 Technology Drive, Fremont, California 94538, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The Company has a classified board of directors which currently consists of five directors, two of whom are Class I directors, two of whom are Class II directors, and one who is a Class III director. Class I and Class II directors serve until the annual meeting of stockholders to be held in 2002 and 2003, respectively, and the Class III director serves until the annual meeting of stockholders to be held in 2001. All directors serve until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

     The term of the Class III director will expire on the date of the upcoming meeting. Accordingly, one person is to be elected to serve as a Class III director. Management's nominee for election by the stockholders to Class III of the board of directors is B.J. Moore, a current Class III member of the board of directors. If elected, the nominee will serve as director until AXT's annual meeting of stockholders in 2004, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election the proxies may be voted for substitute nominees as the board of directors may designate, although management knows of no reason why this may occur.

     The table below sets forth the names and certain information about our directors, including the Class III nominee to be elected at this meeting.

                                                                          DIRECTOR
          NAME                PRINCIPAL OCCUPATION WITH AXT        AGE     SINCE
          ----                -----------------------------        ---    --------
Class III nominee to be elected at the 2001 annual meeting of stockholders:
     B.J. Moore           Director                                 64       1998

Class II directors whose terms expire at the 2003 annual meeting of stockholders:
     Jesse Chen           Director                                 42       1998
     Donald L. Tatzin     Chief Financial Officer and Director     49       1998

Class I directors whose terms expire at the 2002 annual meeting of stockholders:
     Morris S. Young      Chairman of the Board of Directors,      56       1989
                          President and Chief Executive Officer
     David C. Chang       Director                                 59       2000

     B.J. Moore has served as a director of AXT since February 1998. Since 1991, Mr. Moore has been self-employed as a consultant and has served as a director of several technology-based companies. Mr. Moore currently serves on the board of directors of Adaptec, Inc., a computer peripherals company, and Dionex Corporation, an ion chromatography systems company, as well as several private companies. Mr. Moore has B.S. and M.S. degrees in electrical engineering from the University of Tennessee.

     Jesse Chen has served as a director of AXT since February 1998. Since May 1997, Mr. Chen has served as a managing director of Maton Venture, an investment company. From 1990 to 1996, Mr. Chen co-founded BusLogic, Inc., a computer peripherals company, and served as its chief executive officer. Mr. Chen serves on the board of directors of several private companies. Mr. Chen has a B.S. degree in aeronautical engineering from National Cheung-Kung University, Taiwan and an M.S. degree in electrical engineering from Loyola Marymount University.

     Donald L. Tatzin has served as a director since February 1998 and as chief financial officer since August 2000. From April 2000 to August 2000, Mr. Tatzin served as our interim chief financial officer. From 1993 to 1998, Mr. Tatzin served as executive vice president of Showboat, a gaming company. In addition, from April 1995 to October 1996, Mr. Tatzin served as a director for Sydney Harbour Casino, an Australian gaming company and from April 1996 to October 1996, as its chief executive officer. From 1976 to 1993, Mr. Tatzin was a director and consultant with Arthur D. Little. Mr. Tatzin has a B.S. degree in economics and B.S. and M.S. degrees in city planning from the Massachusetts Institute of Technology and a M.S. degree in economics from Australian National University.

     Morris S. Young, Ph.D. co-founded AXT in 1986 and has served as chairman of the board of directors since February 1998 and as president, chief executive officer and a director of AXT since 1989. From 1985 to 1989, Dr. Young was a physicist at Lawrence Livermore National Laboratory. Dr. Young has a B.S. degree in metallurgical engineering from National Cheung-Kung University, Taiwan, an M.S. degree in Metallurgy from Syracuse University, and a Ph.D. in metallurgy from Polytechnic University.

     David C. Chang, Ph.D. has served as a director since December 14, 2000, filling the board position vacated by Theodore Young, who resigned from the board in August 2000. Dr. Chang has served as president of Polytechnic University in New York since 1994. Previously, Dr. Chang was dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang served as director of the NSF/Industry Corporate Research Center for Microwave and Millimeter-Wave Computer Aided Design from 1981 to 1989. Dr. Chang has a M.S. degree and a Ph.D. in applied physics from Harvard University and a B.S. degree in electrical engineering from National Cheung-Kung University in Taiwan.

BOARD OF DIRECTOR'S COMMITTEES AND MEETINGS

     During 2000, the board of directors held ten (10) meetings, the audit committee of the board held seven (7) meetings, and the compensation committee of the board held one (1) meeting. No director attended fewer than 75% of the total number of meetings of the board and all of the committees of the board on which such director served that were held during that period. The board of directors has established an audit committee and a compensation committee.

     The members of the audit committee during 2000 were Jesse Chen, B.J. Moore and Donald Tatzin, until April 2000 when Mr. Tatzin resigned from the audit committee, and from December 2000, David C. Chang. The audit committee's functions include:

     - review with the independent auditors and management of AXT the annual financial statements and independent auditors' opinion,

     - review the scope and results of the examination of our financial statements by the independent auditors,

     - approve all professional services and related fees performed by the independent auditors,

     - recommend the retention of the independent auditors to the board, subject to ratification by the stockholders, and

     - periodically review our accounting policies and internal accounting and financial controls.

     The audit committee also oversees actions taken by our independent auditors, recommends the engagement of auditors and reviews our internal audits.

     All members of the audit committee are "independent" in accordance with the National Association of Securities Dealers, Inc. ("NASD") Rules 4310(c)(26)(B)(i) and 4200(a)(15) that are currently applicable to AXT. The board of directors has adopted a charter for the audit committee, which is attached as Appendix A to this Proxy Statement. The information contained in this paragraph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

     For additional information concerning the audit committee, see "Report of the Audit Committee" and "Principal Accounting Firm Fees."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee during 2000 were Jesse Chen and B.J. Moore, and from December 2000, David C. Chang. The compensation committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers of the Company. During fiscal 2000, no member of the compensation committee or executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee. For additional information concerning the compensation committee, see "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     If a quorum is present and voting at the annual meeting of stockholders, the nominee for Class III director receiving the highest number of votes will be elected as a Class III director. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED ABOVE.

                              PROPOSAL NUMBER TWO

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

BACKGROUND

     Under Delaware law, the Company may only issue shares of common stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation ("Certificate"). The Certificate currently authorizes the issuance by the Company of up to 40,000,000 shares of common stock, $.001 par value. However, as of April 6, 2001, 22,553,967 shares of the Company's common stock were issued and outstanding and 5,330,578 unissued shares of common stock were reserved for issuance under the Company's equity compensation plans, leaving 12,115,455 shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available by the Company, the board of directors on April 6, 2001 approved, subject to stockholder approval, amending the Company's Certificate of Incorporation to increase the number of shares of such common stock authorized for issuance from 40,000,000 to 70,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of common stock which will be available in the event the board of directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, provide equity incentives to employees and officers or other corporate purposes. The board of directors has no current intention to split the outstanding common stock by declaring a stock dividend, and the declaration and payment of such a stock dividend by the board would be contingent upon several factors, including the market price of the Company's stock, the Company's expectations about future performance, and the Company's beliefs about general stock market trends. The availability of additional shares of common stock is particularly important in the event that the directors need to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. The board of directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

     The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the board of directors has no plans to grant such rights with respect to any such shares.

     The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

     The board of directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

     If the proposed amendment is approved by the stockholders, Article 4 of the Company's Certificate of Incorporation will be amended to read as follows:

          A. Capitalization. The total number of shares of all classes of stock which the Corporation will have authority to issue is seventy-two million (72,000,000), consisting of

             1. Two million (2,000,000) shares of Preferred Stock, par value 0.1 cent ($.001) per share (the "Preferred Stock"); and

             2. Seventy million (70,000,000) shares of Common Stock, par value
        0.1 cent ($.001) per share (the "Common Stock").

     The additional shares of common stock to be authorized pursuant to the proposed amendment will have a par value of $.001 per share and be of the same class of common stock as is currently authorized under the Certificate. The Company does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans and as stock dividends to holders of outstanding stock.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Shares of Series A preferred stock shall not be entitled to vote on this matter. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 70,000,000 SHARES.

                             PROPOSAL NUMBER THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors has selected PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of the common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Shares of Series A preferred stock shall not be entitled to vote on this matter. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, PricewaterhouseCoopers LLP:

Audit Fees..................................................  $668,100
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $119,331

     The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2000.

     The Company engaged PricewaterhouseCoopers LLP to perform an audit of its results for the six months ended June 30, 2000, in addition to the audit of its year ended December 31, 2000. Fees billed to the Company by PricewaterhouseCoopers LLP during the year ended December 31, 2000 for all other non-audit services included accounting advice and tax services. The audit committee has determined that the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence with the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 28, 2001, with respect to the beneficial ownership of the Company's common stock by:

     - each stockholder known by the Company to be the beneficial owner of more than 5% of our common stock,

     - each director and director nominee of the Company,

     - each executive officer named in the Summary Compensation Table below, and

     - all executive officers and directors of the Company as a group.

     Except as otherwise indicated, the address of each beneficial owner is c/o AXT, Inc., 4281 Technology Drive, Fremont, California 94538.

     Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of February 28, 2001, including upon exercise of stock options; however, such common stock shall not be deemed outstanding for the purpose of completing the percentage owned by any other person. Percentages of beneficial ownership is based upon 22,453,967 shares of common stock outstanding on February 28, 2001.

                                                              SHARES OWNED
                                                      -----------------------------
                                                       NUMBER OF      PERCENTAGE OF
                                                         SHARES          SHARES
                                                      BENEFICIALLY    BENEFICIALLY
       NAME AND ADDRESS OF BENEFICIAL OWNERS             OWNED            OWNED
       -------------------------------------          ------------    -------------
Morris S. Young(1)..................................   1,978,354           8.8%
Wellington Management Company, LLP(2)...............   1,950,070           8.7%
  75 State Street
  Boston, MA 02109
Mellon Financial Corporation(3).....................   1,104,672           4.9%
  One Mellon Center
  Pittsburgh, PA 15258
Davis Zhang(4)......................................     205,300             *
Jesse Chen(5).......................................      23,750             *
B.J. Moore(6).......................................      23,750             *
David Chang.........................................           0             *
All directors and executive officers as a group (6
  persons)..........................................   2,277,404          10.1%

---------------
 *  Less than 1%

(1) Includes 711,071 shares held by the Morris & Vicke Young Trust, 1,089,200 shares held by the Morris Young Family Ltd. Partnership, 96,208 directly held by Morris Young and 20,000 shares held by the minor children of Morris Young, and 41,875 shares subject to options exercisable within 60 days of February 28, 2001. Also includes 20,000 shares held jointly by George Liu, Morris Young's father-in-law, and Vicke Young, Morris Young's spouse, of which Morris Young disclaims beneficial ownership.

(2) Information based on Schedule 13G filed by the stockholder with the Securities and Exchange Commission in February 2001, Wellington Management Company beneficially owns 1,950,070 shares of common stock.

(3) Information based on Schedule 13G filed by the stockholder with the Securities and Exchange Commission in January 2001, Mellon Financial Corporation beneficially owns 1,104,672 shares of common stock.

(4) Includes 57,800 shares directly held by Davis Zhang, 29,000 shares held by Xian-Ming Zhang, Mr. Zhang's spouse, 16,000 shares held by Mr. Zhang's minor children and 102,500 shares subject to options exercisable within 60 days of February 28, 2001.

(5) Includes 23,750 shares subject to options exercisable within 60 days of February 28, 2001.

(6) Includes 16,250 shares subject to options exercisable within 60 days of February 28, 2001.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the total compensation of the chief executive officer of the Company and the next four most highly compensated executive officers of the Company (the "Named Executive Officers") whose total annual salary and bonus exceeds $100,000 per year for services rendered in all capacities to the Company for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                        ANNUAL COMPENSATION            AWARDS
                                    ----------------------------    ------------
                                                                     SECURITIES           ALL
                                                                     UNDERLYING          OTHER
   NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUS(1)      OPTIONS       COMPENSATION(2)
   ---------------------------      ----    --------    --------    ------------    ---------------
Morris S. Young...................  2000    $200,000    $13,000        40,000           $6,749
  President and Chief Executive     1999     183,860     16,000        70,000            6,382
  Officer                           1998     177,540     18,000            --            5,809
Davis Zhang.......................  2000    $195,000    $12,000        40,000           $7,197
  Senior Vice President,
  Production                        1999     165,361     13,000        66,000            6,200
                                    1998     153,052     14,500            --            4,492

---------------
(1) Bonuses are based on performance of the Company as well as each executives individual contribution. See "Report of the Compensation Committee on Executive Compensation."

(2) Represents premiums paid by AXT for life insurance coverage and 401K matching contributions.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides the specified information concerning grants of options to purchase the Company's common stock made during the year ended December 31, 2000 to the persons named in the Summary Compensation Table. All of these options granted by the Company were granted under the Company's 1997 Stock Option Plan and have a term of 10 years, except for options granted to Morris Young which have a term of 5 years. All options are subject to earlier termination in the event the optionee's services to the Company cease:

                                         INDIVIDUAL GRANTS
                                -----------------------------------                      POTENTIAL REALIZABLE
                                             % OF TOTAL                                 VALUE AT ASSUMED ANNUAL
                                NUMBER OF     OPTIONS                                    RATES OF STOCK PRICE
                                  SHARES     GRANTED TO                                    APPRECIATION FOR
                                UNDERLYING   EMPLOYEES    EXERCISE                          OPTION TERM(4)
                                 OPTIONS     IN FISCAL    PRICE PER                     -----------------------
             NAME               GRANTED(1)    YEAR(2)     SHARE(3)    EXPIRATION DATE      5%           10%
             ----               ----------   ----------   ---------   ---------------   ---------   -----------
Morris S. Young(5)............    40,000        3.41%      $34.78      Aug. 8, 2005     $669,052    $1,889,584
Davis Zhang(6)................    40,000        3.41%      $31.62      Aug. 8, 2010     $795,552    $2,016,084

---------------
(1) Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service. The Company has a repurchase right on unvested shares. Under the terms of the 1997 Stock Option Plan, the administrator retains discretion, subject to limits, to modify the terms of outstanding options and to reprice outstanding options.

(2) Based on total options to purchase of 1,172,550 shares of common stock granted to all employees and consultants during fiscal 2000.

(3) All options were granted at an exercise price equal to the fair market value of AXT's common stock on the date of grant, as determined by reference to the closing price as reported on the Nasdaq National Market on the date of grant.

(4) Potential realizable values are net of exercise price, but before taxes associated with exercise, and are based upon the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the exercise price and sold at the end of the option term, at the appreciated price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date.

(5) Option vests over twelve months beginning July 26, 2003 fully vesting July 26, 2004.

(6) Option vests over twelve months beginning July 26, 2003 fully vesting July 26, 2004.

   AGGREGATE OPTION EXERCISES FOR FISCAL 2000 AND FISCAL 2000 YEAR-END VALUES

     The following table provides specified information concerning exercises of options to purchase AXT common stock during 2000, and unexercised options held at December 31, 2000, by the persons named in the Summary Compensation Table:

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING
                                                     UNEXERCISED OPTIONS     VALUE OF UNEXERCISED IN-THE-
                          SHARES                        AT 12/31/00(1)       MONEY OPTIONS AT 12/31/00(2)
                        ACQUIRED ON      VALUE       --------------------    ----------------------------
         NAME            EXERCISE       REALIZED     VESTED     UNVESTED        VESTED         UNVESTED
         ----           -----------    ----------    -------    ---------    ------------    ------------
Morris S. Young.......    50,000       $9,500,000    31,042       88,958      $  855,595      $1,611,975
Davis Zhang...........    10,000       $  195,000    92,500      123,500      $2,595,781      $1,680,890

---------------
(1) AXT has a right of repurchase as to any unvested shares upon optionee's termination of employment at their original exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities as of December 31, 2000 of $33.06 per share, as reported as the closing price of the Company's common stock on the Nasdaq National Market, less the aggregate exercise price.

     Shares Acquired on Exercise includes all shares underlying the option, or portion of the option, exercised, without deducting shares withheld to satisfy tax obligations sold to pay the exercise price, or otherwise disposed of. Value Realized is calculated by multiplying the difference between the market value (closing market price) at the exercise date and the exercise price by the number of shares acquired upon exercise.

     No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 2000 to any persons named in the Summary Compensation Table. AXT does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the persons named in the Summary Compensation Table.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee directors of AXT each receive $1,500 per board or committee meeting, and are reimbursed for reasonable expenses. The non-employee directors are eligible to receive option grants pursuant to the 1997 Stock Option Plan and have received options to purchase shares of the Company's common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in fiscal 2000, except that the initial statement of beneficial ownership for David C. Chang was not timely filed.

                               NEW PLAN BENEFITS

     The following table sets forth grants of stock options under the 1997 Plan during 2000 to:

     - the Named Executive Officers;

     - all current executive officers as a group;

     - all current directors who are not executive officers as a group; and

     - all employees, who are not executive officers, as a group.

     During 2000, AXT did not grant any rights under the Purchase Plan.

                                                               1997 PLAN
                                                    -------------------------------
                NAME AND POSITION                   EXERCISE PRICE    NO. OF SHARES
                -----------------                   --------------    -------------
Morris S. Young...................................      $34.78             40,000
  President and Chief Executive Officer
Davis Zhang.......................................      $31.62             40,000
  President, Substrate Division
Executive group (3 persons).......................      $28.33            170,000
Non-executive director group (2 persons)..........      $41.50             10,000
Non-executive officer employee group..............      $30.36          1,002,550

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee is comprised of Jesse Chen, B. J. Moore and David C. Chang, each a non-employee member of the board of directors. Mr. Chang joined the compensation committee upon joining the board of directors in December 2000. The compensation committee is responsible for setting and monitoring policies governing compensation of executive officers. The compensation committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under our 1997 Stock Option Plan. The objectives of the committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

     As the industry in which the Company operates can be extremely competitive, the compensation committee believes that the compensation programs for executive officers should be designed to retain and motivate talented executives responsible for the success of the Company, and should be determined within the competitive environment within which the Company is situated and based on the achievement of business objectives, individual contribution, and financial performance. The committee's goals are to provide a total compensation package that considers the compensation practices of companies with which the Company competes for executive officers, provides variable compensation that is linked to achievement of financial, division, and individual performance goals, and aligns the interests of the executive officers with those of the company by providing them with an equity stake in the Company. The components of the Company's compensation policies for executive officers consists of base salary and benefits, bonuses and long-term stock option incentives.

SALARY

     The compensation committee annually assesses the performance and sets the salary of the president and chief executive officer, Morris S. Young, and the other executive officers. Base salaries were established by the board based on competitive compensation data, top executive's job responsibilities, experience, individual performance and contributions to the business. No specific formula was applied to determine the weight of each factor.

     The board's decision with regard to Dr. Young's compensation as president and chief executive officer was based on presidents and chief executive officers of comparable size companies.

     In determining executive officer salaries, the compensation committee reviews recommendations from Dr. Young which includes information from salary surveys, performance evaluations and the financial condition of AXT. The compensation committee also establishes both financial and operational-based objectives and goals in determining executive officer salaries. These goals and objectives include sales and spending forecasts for the upcoming year and published executive compensation literature for comparable sized companies.

     For more information regarding the compensation and employment arrangements of Dr. Young and other executive officers, see "EXECUTIVE COMPENSATION AND OTHER MATTERS."

BONUSES

     Incentive bonuses are intended to reflect the board's belief that a significant portion of the compensation of each executive officer should be contingent on the performance of the Company, as well as the individual contribution of each executive officer. In consultation with the chief executive officer, the compensation committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. For fiscal 2000, bonus awards were contingent on the Company's attainment of revenue and earnings per share targets, set by the compensation committee in consultation with the chief executive officer. Additionally, awards may be weighted so that executives would receive proportionately higher awards when performance targets are exceeded and no awards when performance targets are not met.

STOCK OPTIONS

     The compensation committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. It is the belief of the board that stock options directly motivate an executive to maximize long-term stockholder value.

     The compensation committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the chief executive officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company and previous option grants to each executive officer. Generally, option grants vest twenty five-percent twelve months after commencement of employment or after the date of grant and continue to vest thereafter in equal monthly installments over three years, conditioned upon continued employment.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Morris S. Young has served as our president and chief executive officer since 1989. In mid 2001, the compensation committee reviewed Dr. Young's performance with regard to performance objectives set by the board of directors, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. Dr. Young's bonus compensation for fiscal 2000 was $13,000. In addition, the board of directors increased Dr. Young's salary to $200,000 per year for 2001 and granted him options to purchase 40,000 shares of AXT's common stock based on attainment of predetermined financial and other corporate goals.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors The Company expects that the compensation committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

                                        Respectfully submitted by the
                                        compensation committee

                                        Jesse Chen
                                        B.J. Moore
                                        David C. Chang

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

     The audit committee consists of three directors, each of whom, in the judgment of the board, is an "independent director" as defined in the listing standards for The Nasdaq Stock Market. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of this charter is attached to this Proxy Statement as Appendix A.

     The committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers LLP's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

     The audit committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

     Based on the review and discussions referred to above, the committee recommended to the board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Respectfully submitted by the audit
                                          committee

                                          Jesse Chen
                                          B.J. Moore
                                          David C. Chang

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of our voting securities or members of that person's immediate family had or will have a direct or indirect material interest other than the transactions described below.

     Equipment & Materials, a California corporation engaged in international trading and quartzware fabrication, supplies us with various raw materials from China and has manufactured quartzware for us. Christina X. Li, the sole shareholder and president of Equipment & Materials, is the wife of Davis Zhang, the president of our substrate division. Purchases from Equipment & Materials were approximately $8.9 million for the year ended December 31, 2000, $3.6 million for 1999 and $3.7 million for 1998. A balance of $318,000 due to Equipment & Materials was included in accounts payable at December 31, 2000.

     In August 2000, we entered into a business transfer and acquisition agreement with Demeter Technologies, Inc. ("Demeter"), a Delaware corporation founded by Theodore S. Young, the former president of our fiber optic division and a former member of our board of directors, and Robert Shih, the former chief technology officer of our visible emitter division. Under this agreement, we have agreed to transfer certain non-core rights to Demeter relating to our research and development activities in the field of fiber optics. We have entered into non-compete agreements with Messrs. Shih and Young that prohibit them from certain activities, including the manufacture of certain VCSEL devices. We have leased to Demeter a portion of our owned facility in El Monte, California, subleased a portion of our rented facility in El Monte, California, leased certain equipment, including an MOCVD machine, and sold certain inventory relating to fiber optics. In exchange, Demeter has granted to us a warrant to purchase up to 4.5 million shares of its Series A convertible preferred stock at a price of $0.5714 per share which we exercised in November 2000. The company received approximately 1.1 million shares of Finisar Corporation common stock as a result of Finisar Corporation's acquisition of Demeter in November 2000.

     On February 5, 2001, we entered into a month to month operating lease with DC Management, a partnership in which Davis Zhang, the president of our substrate division, is the president. This lease is for a warehouse facility in Fremont, California at a cost of $5,106 per month. On April 1, 2001, we entered into a second month to month operating lease with DC Management for another warehouse facility in Fremont, California at a cost of $3,641 per month.

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return to the stockholders of the Company on our common stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Electronic Components Index for the period commencing May 20, 1998, and ending December 31, 2000.
[PERFORMANCE GRAPH]

                                                                               NASDAQ STOCK MARKET          NASDAQ ELECTRONIC
                                                        AXT, INC.               (U.S. COMPANIES)               COMPONENTS
                                                        ---------              -------------------          -----------------
5/20/98                                                  100.00                      100.00                      100.00
12/31/98                                                  83.40                      125.00                      147.80
12/31/99                                                 159.40                      231.60                      289.30
12/31/00                                                 302.30                      139.60                      225.30

-----------------------------------------------------------------------
                                     5/20/98 12/31/98 12/31/99 12/31/00
-----------------------------------------------------------------------
 AXT, Inc.                           100.00    83.40   159.40   302.30
 Nasdaq Stock Market (U.S.
  Companies)                         100.00   125.00   231.60   139.60
 Nasdaq Electronic Components        100.00   147.80   289.30   225.30
-----------------------------------------------------------------------

---------------
(1) Assumes that $100.00 was invested in our common stock and in each index on May 20, 1998, and that all dividends have been reinvested. No cash dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions "Report of the Compensation Committee on Executive Compensation," "Report of the Audit Committee of the Board of Directors," and "Comparison of Stockholder Return" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.


     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders intended to be presented at the 2002 annual meeting of the stockholders of the Company must be received by the Company at its offices at 4281 Technology Drive, Fremont, California 94538, not later than December 18, 2001, in order that they may be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.


                         TRANSACTION OF OTHER BUSINESS

     At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By order of the board of directors

                                          /s/ DONALD L. TATZIN
                                          Donald L. Tatzin

                                          Senior Vice President, Chief Financial
                                          Officer

                                          and Secretary


April 18, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

     1. STATEMENT OF POLICY

     This Charter specifies the scope of the Audit Committee's (the "Committee") responsibilities, and how it carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors (the "Board") in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon: the financial reports and other financial information provided by the Company to any governmental body or to the public; the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels.

     The Committee's primary duties and responsibilities are to:

     Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

     Review and appraise the audit efforts and independence of the Company's auditors.

     Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company's business, operations and risks.

     2. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

     a. Is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years.

     b. Is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years.

     c. Has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation).

     d. Has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

     e. Is not an executive of another corporation on whose Compensation Committee any of the Company's current executives serves.

     All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

     3. MEETINGS

     As part of its job to foster open communication, the Committee must meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements consistent with Section IV.A. below. In fulfilling its responsibilities, the Committee shall rely on management and the external auditors. The Committee may hire special counsel and experts to pursue special investigations.

     4. PROCESSES

     To fulfill its responsibilities and duties the Committee shall:

        4.1 DOCUMENTS/REPORTS TO REVIEW

           (a) Review and reassess the Charter's adequacy periodically, as conditions dictate.

           (b) Meet with management and the external auditors to review draft financial statements and the results of the audit. Review the annual report and the Company's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

           (c) Review the regular Management Letter to management prepared by the independent auditors and management's response.

           (d) Review related party transactions for potential conflicts of interests.

           (e) Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-Ks and Form 10-Qs. These meetings should include a discussion of the independent auditors' judgment of the quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review, and the results of the independent auditors' review under Statement on Auditing Standards No. 71.

           (f) Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

        4.2 INDEPENDENT AUDITORS

           (a) Recommend to the Board the selection of the independent auditors, considering independence and effectiveness and determine the scope and approach of the audit.

           (b) Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

           (c) Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

           (d) Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

           (e) Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

        4.3 FINANCIAL REPORTING PROCESSES

           (a) In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

           (b) Review significant accounting and reporting issues, including recent professional and regulatory guidelines and rules, and understand their impact on financial statements.

           (c) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

           (d) Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

        4.4 PROCESS IMPROVEMENT

           (a) Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

           (b) Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

           (c) Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

           (d) Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

           (e) Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

           (f) Provide oversight in the independent auditors' review of computer systems, the security of such systems and contingency plans for processing financial information in the event of short and long-term systems breakdown.

        4.5 ETHICAL AND LEGAL COMPLIANCE

           (a) Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

           (b) Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

           (c) Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

           (d) Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

           (e) Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

           (f) Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

           (g) If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

                                   AXT, INC.
                 PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Morris S. Young and Donald L. Tatzin, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in AXT, Inc. which the undersigned is entitled to vote at the 2001 annual meeting of stockholders to be held at 4281 Technology Drive, Fremont, California on May 22, 2001 at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in AXT's proxy statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

    A vote FOR the following proposals is recommended by the board of directors:

1. Election of directors listed below.

NOMINEES: -- B.J. Moore

[ ] FOR             [ ] WITHHELD        [ ]
                                        ------------------------------------------------------------
                                         INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.

2. To amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 70,00,000.

                 [ ] FOR        [ ] WITHHELD        [ ] ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as AXT's independent auditors for the fiscal year ending December 31, 2001.

                 [ ] FOR        [ ] WITHHELD        [ ] ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the Company's nominee for election to the board of directors, for ratification of PricewaterhouseCoopers LLP, for approval of the amendment to the Company's Certificate of Incorporation, or as said proxies deem advisable on such other matters as may properly come before the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AXT, INC.

                                                    Dated  , 2001
                                                    (Be sure to date Proxy)

                                                    ----------------------------
                                                           Signatures(s)

                                                    ----------------------------
                                                           Print Name(s)

                                                    Sign exactly as your name(s)
                                                    appears on your stock
                                                    certificate. If shares of
                                                    stock stand on record in the
                                                    names of two or more persons
                                                    or in the name of husband
                                                    and wife, whether as joint
                                                    tenants or otherwise, both
                                                    or all of such persons
                                                    should sign the above proxy.
                                                    If shares of stock are held
                                                    of record by a corporation,
                                                    the proxy should be executed
                                                    by the President or Vice
                                                    President and the Secretary
                                                    or Assistant Secretary, and
                                                    the corporate seal should be
                                                    affixed thereto. Executors
                                                    or administrators or other
                                                    fiduciaries who execute the
                                                    above proxy for a deceased
                                                    stockholder should give
                                                    their full title. PLEASE
                                                    DATE THE PROXY.

                                                    Even if you are planning to
                                                    attend the meeting in
                                                    person, you are urged to
                                                    sign and mail the proxy in
                                                    the return envelope so that
                                                    your stock may be
                                                    represented at the meeting.